Exhibit 21.1

List of Significant Subsidiaries of Twilio Inc.
CISA Telecomunicaciones, S.C. (Mexico)
Quiubas Mobile Ltd. (Serbia)
Quiubas Networks Colombia S.A.S. (Columbia)
Segment.io, Inc. (Delaware, United States)
Segment Technologies Australia Pty Ltd. (Australia)
Segment Technologies Canada Inc (British Columbia)
Segment Technologies International UK Ltd. (UK)
Segment Technologies Ireland Ltd. (Ireland)
Teravoz Telecom Telecomunicacoes Ltda. (Brazil)
Twilio Australia Pty Ltd (Australia)
Twilio Berlin GmbH (Germany)
Twilio Canada Corp. (Canada)
Twilio Colombia S.A.S. (Colombia)
Twilio Czechia (Czechia)
Twilio Estonia OÜ (Estonia)
Twilio France SARL (France)
Twilio Germany GmbH (Germany)
Twilio Hong Kong Limited (Hong Kong)
Twilio IP Holding Limited (Ireland)
Twilio Ireland Limited (Ireland)
Twilio Japan GK (Japan)
Twilio Netherlands B.V. (The Netherlands)
Twilio Singapore Pte. Ltd. (Singapore)
Twilio Spain, S.L.(Spain)
Twilio SVG Pte. Ltd. (Singapore)
Twilio Sweden AB (Sweden)
Twilio Technology India Private Limited (India)
Twilio UK Limited (England and Wales)